                                                                   Exhibit 10.16


                         EXECUTIVE MANAGEMENT AGREEMENT
                         ------------------------------

          THIS EXECUTIVE MANAGEMENT AGREEMENT (this "Agreement"), is made and entered into as of May 5, 1999, by and among William E. Simon & Sons, L.L.C., a Delaware limited liability company ("WES&Sons") and Earlychildhood.com LLC, a California limited liability company (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in that certain Purchase Agreement, dated as of May 5, 1999, by and among Educational Simon, L.L.C., Elliott-Mair LLC, QTL Corporation, Ronald Elliott, Jeffrey R. Mair, Gloria June Mair, and certain trusts named therein.

                                    RECITALS
                                    --------

          A. The Company desires to enter into a management agreement with WES&Sons for the provision of certain executive management services.

          B. WES&Sons is willing and able to provide the Company with certain executive management services, upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the mutual promises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  SERVICES
----------  --------

          1.1 Retention. The Company hereby retains WES&Sons to provide the Company with executive management services as provided herein. Such services shall include consultation and advice services to the Company with respect to operations, strategic planning, material financings, mergers and acquisitions, corporate development and other similar aspects of the business of the Company. WES&Sons shall provide such services as may be requested by the Company, at such times, as may be mutually agreeable to WES&Sons and the Company. WES&Sons shall devote such time as is reasonably necessary to provide such services.

          1.2 Acceptance of Appointment. WES&Sons accepts the appointment provided in Section 1.1 above and agrees to provide executive management services to the Company in accordance with the terms hereof.

SECTION 2.  CONSIDERATION
----------  -------------

          2.1 Initial Fee and Base Fee. In consideration of the executive management services to be provided by WES&Sons to the Company under this Agreement, the Company shall pay and WES&Sons shall be entitled to receive (i) an initial fee of Four Hundred Thousand Dollars ($400,000), which shall be paid at the Closing (the "Initial Fee"), and (ii) an aggregate management fee of Three Hundred Thousand Dollars ($300,000) per year (the "Base Fee") which shall be payable in arrears on a pro rata basis upon the completion of fifteen (15) days following the end of each fiscal quarter. The Initial Fee and the Base Fee shall be paid by wire transfer of immediately available funds, to such account or accounts as shall be designated from time to time by WES&Sons. The Base Fee shall be reviewed by the Management Committee of the Company (the "Management Committee") and may be adjusted from time to time in the sole discretion of a Supermajority of Representatives (as defined in the Restated Operating Agreement); provided, however, that the Base Fee shall not exceed Six Hundred Thousand Dollars ($600,000) at any time.

          2.2 Acquisition Fee. In addition to the Initial Fee and the Base Fee, if mutually agreed upon by WES&Sons and a Supermajority of Representatives of the Management Committee, WES&Sons shall also be entitled to receive additional fees (the "Acquisition Fee") for services provided in connection with any acquisition by the Company, of assets, capital stock or other ownership interests of an individual, corporation, partnership, limited liability company, joint venture, or other entity. The aggregate amount of the Acquisition Fee, if any, shall be determined on a case-by-case basis by the mutual agreement of WES&Sons and the Company.

          2.3 Expenses. In addition to the Initial Fee, the Base Fee and the Acquisition Fee, if any, WES&Sons shall also be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by WES&Sons or its personnel in connection with the performance of their duties hereunder, which amounts shall be so reimbursed when invoices with respect thereto are submitted by WES&Sons to the Company.

SECTION 3.  TERM
----------  ----

          This Agreement shall take effect from the date hereof and shall remain in effect until the seventh (7th) anniversary of the date of this Agreement (the "Base Term"); provided, however, that this Agreement shall automatically terminate upon the earlier to occur of (i) the consummation of an underwritten public offering of equity securities of the Company or any corporation or other entity which is a successor to the Company (other than an offering made in connection with a compensatory benefit plan), resulting in such equity securities being listed on a national securities exchange or the Nasdaq National Market (or any successor thereto), (ii) the merger or consolidation of the Company with or into another corporation or other Person or the acquisition by another corporation or Person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting ownership interests or voting stock, or (iii) the liquidation or dissolution of the Company (each such event constituting an "Early Termination" of this Agreement). Upon such Early Termination prior to the expiration of the Base Term, the fees and expenses provided for in Section 2 shall be paid through the end of the month during which such Early Termination occurs.

SECTION 4.  INDEMNIFICATION
----------  ---------------

          4.1 Indemnification. The Company shall indemnify, save and hold harmless WES&Sons and its Affiliates, to the full extent lawful, from and against any losses, costs, expenses, liabilities, obligations, damages, claims, lawsuits, demands or proceedings (collectively, "Losses") arising out of, in connection with, resulting from or based upon the engagement of, or services provided by, WES&Sons hereunder, and any transactions or conduct of WES&Sons in connection therewith; provided, however, that this indemnity shall not apply with respect to any Losses that are finally judicially determined to have resulted primarily from WES&Sons' bad faith, willful misconduct or gross negligence. The Company agrees that it will not, without the prior written consent of WES&Sons, settle any pending or threatened claim or proceeding related to the engagement of WES&Sons or services rendered, or transactions or conduct of WES&Sons in connection therewith (whether or not WES&Sons is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing WES&Sons and its Affiliates and holding it and them harmless from and against any and all liability and other Losses in respect of claims by any releasing party arising out of, in connection with, resulting from or based upon the engagement of WES&Sons hereunder or services rendered, or transactions or conduct of WES&Sons in connection therewith; provided, that it is not otherwise finally judicially determined that WES&Sons acted in bad faith, willful misconduct or gross negligence. The Company will promptly reimburse WES&Sons for all out-of-pocket expenses (including reasonable legal fees) as they are incurred by WES&Sons in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification is required hereunder (whether or not WES&Sons is a party to such claim or proceeding) or in enforcing this Agreement. The foregoing indemnification shall be in addition to any rights that WES&Sons may have at common law or otherwise. The provisions of this
Section 4.1 shall remain in full force and effect following the expiration or termination of this Agreement.

          4.2 Contribution. If the indemnification provided for in Section 4.1 is unavailable to WES&Sons for any reason (except for the limitations and exclusions set forth in Section 4.1), then the Company, in lieu of indemnifying WES&Sons, shall have an obligation to contribute to the amount paid or payable by WES&Sons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company and WES&Sons in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by WES&Sons or other conduct by WES&Sons on the one hand or by the Company on the other hand. The amount paid or payable by the Company as a result of the Losses referred to above shall be deemed to include any out-of-pocket expenses (including reasonable legal fees) in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding (whether or not WES&Sons is a party to such claim or proceeding) or in enforcing this Agreement. The Company and WES&Sons agree that it would not be just and equitable if contribution pursuant to this Section 4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

SECTION 5.  SUBORDINATION
----------  -------------

          5.1 WES&Sons hereby (a) acknowledges the Obligations (as defined in the Credit Agreement) of the Company under that certain Credit Agreement dated as of May 5, 1999, by and among Paribas, Chicago Branch, as Agent ("Agent"), the lending institutions named therein (the "Banks") and the Company (as the same may be amended or otherwise modified, the "Credit Agreement") and the other Loan Documents (as defined in the Credit Agreement); and (b) agrees that, subject to the remaining terms of this Section 5.1, so long as any of the Obligations are outstanding, or Agent or any Bank has any commitment under the Loan Documents, the Fees (as hereinafter defined) shall be subordinate and junior in right of payment as provided herein to the prior payment in full of all Obligations as provided in the Credit Agreement and the other Loan Documents. The Fees shall not be payable, and no payment thereof shall be made or given, and no property or guarantee of any nature to secure or pay the Fees shall be made or given, directly or indirectly by the Company or any Debtor (as hereinafter defined) or received, accepted, retained or applied by WES&Sons unless and until the Obligations shall have been paid in full in cash or the Agent shall otherwise have consented in writing, except that so long as no Event of Default (as defined in the Credit Agreement) has occurred and is continuing, WES&Sons shall, notwithstanding anything to the contrary set forth herein, have the right to receive payments of the Fees made in the Ordinary Course of Business or as otherwise permitted pursuant to the Credit Agreement. After the occurrence and during the continuance of an Event of Default, all payments of the Fees required to be made hereunder shall accrue (without interest thereon) and such Fees shall be payable and paid in full on the earliest date on which such payment is no longer restricted as a result of either, the payment and performance in full of all Obligations or, if earlier, the date the applicable Event of Default is cured or waived. If any portion of the Fee shall be paid to WES&Sons by any Debtor when such payment is not permitted hereunder, such sums shall be held in trust by WES&Sons for the benefit of Agent for the benefit of the Banks and shall forthwith be paid to Agent and may be applied by Agent against the Obligations in accordance with the Credit Agreement. For purposes of this Agreement, the term "Fees" means any and all amounts payable to WES&Sons in accordance with the provisions of Sections 2.1 and 2.2 of this Agreement. For purposes of this Agreement, the term "Debtor" means the Company and the Obligated Parties (as defined in the Credit Agreement). Notwithstanding the foregoing, nothing contained in this Section 5 is intended to or will impair, as between the Company and WES&Sons, the obligation of the Company to pay to WES&Sons the Fees as and when the same become due and payable in accordance with the terms hereof.

SECTION 6.  MISCELLANEOUS
----------  -------------

          6.1 Notice. Any notice required or desired to be given hereunder shall be in writing and shall be personally served or shall be deemed given three (3) business days after deposit in the United States mail, registered or certified, postage and fee prepaid, one (1) business day after being deposited with a reputable overnight delivery courier (e.g., Federal Express) with shipping charges prepaid, or on the day sent by telecopy, electronic or digital transmission method (if appropriate confirmation is received) and addressed as follows:

     If to the Company:

                    Earlychildhood.com LLC
                    1353 Dayton Street
                    Salinas, California  93901
                    Attn:  Ronald Elliott
                    Telephone:  (831) 771-9000
                    Telecopy:   (831) 771-5587

     If to WES&Sons:

                    William E. Simon & Sons, L.L.C.
                    10990 Wilshire Boulevard
                    Suite 500
                    Los Angeles, California  90024
                    Attn:  Robert P. Healy
                    Telephone:  (310) 914-2410
                    Telecopy:   (310) 575-4220

          6.2 Independent Contractor. The relationship between the parties hereto (including that of individuals performing the contemplated services) which is created hereunder is that of an independent contractor. This Agreement is not intended to create and shall not be construed as creating between the parties hereto (or such individuals) the relationship of employee, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied.

          6.3 Successors and Assigns. Subject to the Early Termination provisions contained in Section 3, this Agreement shall be binding upon the successors and assigns of the parties hereto, including but not limited to any corporation or other entity into which the Company is merged, liquidated or otherwise combined. Section 5 hereof shall inure to the benefit of and be binding upon Agent and the Bank and their respective successors and assigns. This Agreement shall not be assignable without the prior written consent of the other party hereto, by either party by operation of law or otherwise; provided, however, that WES&Sons shall have the right to assign this Agreement to those permitted assignees of Simon under the Restated Operating Agreement.

          6.4 Amendment. This Agreement shall not be amended or modified except by a written instrument executed by the parties; provided that Section 5 hereof shall not be amended or modified without the written consent of Agent and the Banks.

          6.5 Prior Agreement. This Agreement shall supersede any prior management agreement, if any, entered into by WES&Sons with the Company or any of its subsidiaries, and any such management agreement shall be null and void and of no further force and effect.

          6.6 Governing Law. This Agreement is made under and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof.

          6.7 Headings. The headings or captions of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          6.8 Authorization. The Company represents and warrants that this Agreement has been duly authorized by all necessary corporate action of the Company and, upon execution by the parties, shall be a legal, valid and enforceable obligation of the Company, enforceable in accordance with its terms.

          6.9 Attorneys' Fees. In the event of any dispute among the parties hereto regarding this Agreement, the prevailing party shall be entitled to recover as an element of damages the reasonable costs actually incurred to enforce this Agreement, including the reasonable fees and disbursements of counsel.

          6.10 Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              EARLYCHILDHOOD.COM LLC,
                              a California limited liability company

                              By: /s/ Ronald Elliott
                                  ------------------------------
                                  Name:  Ronald Elliott
                                  Title: President and Chief Executive Officer

                              WILLIAM E. SIMON & SONS, L.L.C.,
                              a Delaware limited liability company


                              By: /s/ Robert P. Healy
                                  ------------------------------
                                  Name:  Robert P. Healy
                                  Title: Vice President